Exhibit 23.2

                 ARTHUR ANDERSEN LLP




     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.




/s/ Arthur Andersen LLP


Atlanta, Georgia
February 2, 1999